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                                                                     EXHIBIT 5.1

                                    April 22, 1999

Advanstar, Inc.
545 Boylston Street
Boston, MA 02116

     RE:  Registration Statement on Form S-1
          (File No. 333-74683)
          --------------------

Ladies and Gentlemen:

     This opinion relates to an aggregate of 16,100,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Advanstar, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (the "Commission") on March 19, 1999, as amended by Amendment No. 1 to Registration Statement on Form S-1 as filed with the Commission on April 22, 1999 (the "Registration Statement").

     The 16,100,000 shares of Common Stock covered by the Registration Statement consist of 7,000,000 shares being sold by the Company, 7,000,000 shares being sold by certain stockholders of the Company and 2,100,000 shares subject to an over-allotment option granted by certain stockholders of the Company to the underwriters named in the prospectuses (the "Prospectuses") incorporated by reference in the Registration Statement.

     Based upon such investigation as we have deemed necessary, we are of the opinion that when the 7,000,000 shares of Common Stock to be sold by the Company pursuant to the Prospectuses have been issued and paid for in accordance with the terms described in the Prospectuses, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable. Further, we are of the opinion that the 9,100,000 shares of Common Stock to be sold by the stockholders of the Company pursuant to the Prospectuses have been validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."

                              Very truly yours,

                              /s/ Testa, Hurwitz & Thibeault, LLP

                              TESTA, HURWITZ & THIBEAULT, LLP